UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

SCWORX CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SCWORX CORP.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 8, 2025

You are hereby notified that the annual meeting of shareholders of SCWorx Corp. (“Annual Meeting”) (the “Company”), will be held at 9:00 AM Eastern on December 8, 2025 at the Regus conference room at 35 Village Rd, Suite 100 Middleton, MA 01949, for the following purposes:

1.	To elect four directors to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified;

2.	To consider and vote, on a non-binding, advisory basis, upon the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K;

3.	To ratify the selection of Astra Audit & Advisory, LLC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025;

4.	To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), the issuance of shares of Company common stock, $0.001 par value (“Common Stock”), upon exercise of all the common stock purchase warrants (including the issuance of shares of Common Stock upon the operation of anti-dilution and other adjustment provisions contained in such warrants), issued pursuant to the terms of that certain Securities Purchase Agreement, dated January 21, 2025, by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of the number of outstanding shares of Common Stock, at prices below the Minimum Price (defined below);

5.	To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Rule 5635(d) (“Rule 5635(d)”), the issuance of shares of our Common Stock, upon exercise of the Company’s Series A common stock purchase warrants (the “Series A Warrants”), issued to certain holders (each, a “Holder”) pursuant to certain warrant inducement agreements, dated as of September 17, 2025, by and between the Company and each Holder (including the issuance of shares of Common Stock upon the operation of anti-dilution and other adjustment provisions contained in such warrants), in an amount equal to or in excess of 20% of the number of outstanding shares of Common Stock, at prices below the Minimum Price;

6.	To consider and vote upon a proposal to authorize, for purposes of complying with Nasdaq Rule 5635(d), the issuance of shares of our Common Stock upon (i) conversion of up to $1,500,000 in convertible promissory notes and (ii) exercise of common stock purchase warrants to purchase up to 30,000,000 shares of Common Stock to be issued by us (including any amortization payments made to the holders of such convertible promissory notes in the form of issuance of shares of Common Stock and upon the operation of anti-dilution and other adjustment provisions contained in such convertible promissory notes and warrants), on substantially the same terms as the convertible promissory notes and common stock purchase warrants issued pursuant to the Securities Purchase Agreement, dated January 21, 2025, except for the terms described herein, to be entered into pursuant to the terms of a Securities Purchase Agreement at a future date (the “Issuance Proposal”), by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of our Common Stock outstanding before entering into such Agreement for the issuance of such stock and warrants and at prices below the Minimum Price;

7.	To consider and vote upon a proposed amendment of the Company’s certificate of incorporation to increase the number of authorized shares 45,000,000 shares to155,000,000 shares, of which 150,000,000 shares will be authorized Common Stock;

8.	To consider and vote upon the Company’s 2025 Equity Incentive Plan; and

9.	To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the Annual Meeting. We intend to mail this proxy statement and the accompanying proxy card on or about [45 days before the meeting] to all shareholders of record that are entitled to vote.

The Board of Directors has fixed the close of business on October 10, 2025 as the record date for the Annual Meeting. Only shareholders on the record date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the annual meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the annual meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on December 8, 2025:
The proxy statement, proxy card and Annual Report to shareholders for the year ended December 31, 2024 (the “Annual Report”) are also available at https://ir.scworx.com/
Shareholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to SCWorx Corp., 100 S Ashley Dr, Suite 100 Tampa, FL 33602, attention: CEO.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

By order of the Board of Directors,

/s/ Timothy A. Hannibal
Timothy A. Hannibal
Chief Executive Officer

November [__], 2025

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the Annual Meeting personally. Your cooperation is greatly appreciated.

SCWORX CORP.
100 S Ashley Dr, Suite 100
Tampa, FL 33602

PROXY STATEMENT

INTRODUCTION

This proxy statement and the accompanying proxy are made available by SCWorx Corp. (the “Company”), to the holders of record of the Company’s outstanding shares of Common Stock, $0.001 par value per share, (the “Common Stock”), on October 10, 2025. The accompanying proxy is being solicited by the Board of Directors of the Company (the “Board”), for use at the annual meeting of shareholders of the Company (the “Meeting”), to be held at 9:00 AM Eastern on December 8, 2025, at the Regus conference room at 35 Village Rd, Suite 100 Middleton, MA 01949 and at any adjournment or postponement thereof. The cost of solicitation of proxies will be borne by the Company. Directors, officers and employees of the Company may also assist in the solicitation of proxies by mail, telephone, telefax, in person or otherwise, without additional compensation. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the owners of stock held in their names and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy materials.

The Board has fixed October 10, 2025 as the record date for the Meeting (the “Record Date”). Only shareholders of record on the Record Date are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. On October 10, 2025, there were 12,105,650 shares of Common Stock and 39,810 shares of Series A Preferred Stock (convertible into 1,138,730 shares of Common Stock) issued and outstanding. Each share of Common Stock and each share of Series A Preferred Stock (on an as converted basis) is entitled to one vote per share.

The Company’s amended and restated bylaws provide that a quorum shall consist of the holders of at least one third of the shares of each class, and series of each class, to the extent applicable (unless more than one class and or series votes as a class, in which case a majority of the shares voting as a class) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy at the Meeting. If such quorum shall not be present or represented at any meeting of the shareholders, the shareholders, entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice (other than the announcement at the meeting) until a date and time that a quorum shall be present. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

The Company’s amended and restated bylaws provide that directors are to be elected by a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority.

In all matters, like the election of directors, the affirmative vote by the holders of a majority of the shares voted on any matter shall be sufficient for the approval of the proposals in this proxy statement and any other business which may properly be brought before the Meeting or any adjournment or postponement thereof.

All shares of Common Stock represented in person or by valid proxies received by the Company prior to the date of, or at, the Meeting, and not revoked, will be voted as specified in the proxies or voting instructions. Votes that are left blank will be voted as recommended by the Board. With regard to other matters that may properly come before the Meeting, votes will be cast at the discretion of the proxies.

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. We believe that Proposal No. 1 relating to the election of directors, Proposal 2 relating to advisory vote on compensation, Proposals 4 through 6 relating to issuances equal to or more than 20% of our outstanding shares of Common Stock at prices below the Minimum Price, Proposal 7 relating to the increase in the Company’s authorized shares, and Proposal 8 relating to the Company’s 2025 Equity Incentive Plan are non-routine proposals, and that Proposal No. 3, with respect to the ratification of the selection of the independent registered public accounting firm, is a routine matter; therefore, your broker, bank or other agent will not be entitled to vote on Proposals No. 1, 2, and 4 through 8 at the Meeting without your instructions. Broker non-votes will be counted towards the quorum requirement. Other than for the purpose of establishing a quorum, as discussed above, broker non-votes will not be counted as entitled to be voted and will therefore not affect the outcome of the matters to be voted thereon.

Any stockholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by our Chief Executive Officer, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

Our website address is included several times in this proxy statement as a textual reference only and the information in our website is not incorporated by reference into this proxy statement.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Meeting, four directors are to be elected, which number shall constitute our entire Board, to hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified. Pursuant to our bylaws, as amended, directors are to be elected by a majority of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Proxies cannot be voted for a greater number of persons than the number of nominees named or for persons other than the named nominees.

Unless otherwise specified in the proxy, it is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby for the election as directors, of each of the nominees whose names and biographies appear below. All of the nominees whose names and biographies appear below are presently our directors. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe that the nominees named will be unable to serve if elected. Each nominee has consented to being named in this proxy statement and to serve if elected.

Principal Employment and Experience of Director Nominees

The following information is furnished with respect to the persons nominated for election as directors. All of these nominees are current members of our Board:

Name	Age	Present Principal Employer and Prior Business Experience
Tim Hannibal	57

Mr. Hannibal is a seasoned technology executive and entrepreneur, with nearly 30 years’ experience in SaaS and cloud technology, driving revenue, go-to-market strategies, business development and mergers and acquisitions. Mr. Hannibal joined the Company in January 2019 and currently serves as its Chief Executive Officer. Prior to joining the Company, Mr. Hannibal was an employee at Primrose Solutions (the predecessor to SCWorx) which he joined in September of 2016. At Primrose, Mr. Hannibal was responsible for overseeing marketing, sales and operations, including executing the Company’s business plan. Mr. Hannibal has a successful track record of growth and management at both startup and national companies.

Prior to joining Primrose, Mr. Hannibal was the President and CEO of VaultLogix for thirteen years, a company he founded. VaultLogix was a private equity sponsored leading SaaS company in the cloud backup industry before being acquired by J2 Global, a publicly traded technology company ($3.5b market cap) focused on cloud services and digital media.

*Vincent Matozzo	41

Mr. Matozzo is an innovative strategist and leader recognized for driving results through effective supply chain strategies and product innovation. He is a dynamic leader who drives change and delivers results for clients, corporations, and consortiums. He is passionate about automating processes and delivering a superior customer experience while enabling teams. Mr. Matozzo is a subject matter expert in Lean and Agile process modeling, with experience in all aspects of pre-award modeling to post-award monitoring, requisitioning to reimbursement- including data visualization and procurement. He has expertise in technical execution and supply chain innovation and enjoys deploying initiatives in technology development to continuously improve interoperability and operations. Mr. Matozzo is a featured speaker and expert in supply chain organizational development and business continuity. He is skilled in designing and implementing innovative business models that produce dramatic results. Mr. Matozzo has served in various supply chain capacities across manufacturing, aerospace, and healthcare at organizations including Yale New Haven Health, Vizient, and NYU Langone Health.

Mr. Matozzo has served as the CEO and Managing Partner of Paradigm Venture Group since 2020. Prior to that, he served as Director of Strategic Sourcing and Procurement Operations for Yale New Haven Health from 2019 - 2021

*Michael Burke	68	Mr. Burke was formerly the Executive Vice President and CFO of Prisma Health from 2018-2022. Prior to Prisma Health, Mr. Burke served as CFO of NYU Langone Medical Center from December 2008 to July 2018 and served as CFO to Tufts New England Medical Center from 2004 to 2008 and was a practicing CPA in New York through 2012. His experience with disaster recovery, large financial system integration projects, and mergers and acquisitions at each institution provides valuable insights to clients as they manage in this ever-changing healthcare environment. Prior to Tufts, Mr. Burke worked as the Chief Financial Officer of Duke University Hospital and was also a Senior Manager at KPMG. Mr. Burke graduated from St. John Fisher University with a BS, Accounting.

*Troy Kirchenbauer	56

Mr. Kirchenbauer is a seasoned executive with over two decades of experience driving digital transformation, product innovation, and data-driven decision-making in the healthcare industry. Throughout his career, he has been at the forefront of creating technology solutions that address complex challenges in supply chain management, business intelligence, and advanced analytics. Mr. Kirchenbauer has worked for Vizient Inc. since 2018 and is currently the Senior Vice President, Digital Supply.

As Senior Vice President of Digital Supply Chain at Vizient, Mr. Kirchenbauer was instrumental in the development of a digital ecosystem designed to enhance supply chain automation and provide advanced analytics solutions. His leadership played a pivotal role in managing over $230 billion in healthcare supply spend, consolidating disparate data systems, and building e-commerce platforms that significantly improved operational efficiency for healthcare organizations. Mr. Kirchenbauer’s work at Aptitude, where he built a cutting-edge B2B marketplace, further showcases his capability in using data and analytics to drive substantial business growth, delivering over $50 million in new revenue within a few years.

Mr. Kirchenbauer has a deep understanding of the nuances in healthcare supply chains and expertise in building data management systems and analytics platforms. His commitment to leveraging data for business transformation makes him an ideal leader for organizations focused on delivering innovative analytics solutions that empower healthcare providers to make smarter, data-driven decisions.

Mr. Kirchenbauer graduated from Texas A&M University of Commerce and has an MBA from the University of Dallas.

*	The Board has determined that this director or nominee is “independent” as defined by the rules of the Securities and Exchange Commission, or SEC, and Nasdaq Stock Market, or Nasdaq, rules and regulations. None of the independent directors has any relationship with us besides serving on our Board.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. Our bylaws, as amended, provide that directors are to be elected by a majority of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. This means that the four candidates receiving the highest number of affirmative votes at the Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a majority. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a majority. Broker non-votes will not impact the outcome of the vote on this proposal but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote FOR the election of each of the director nominees named above.

PROPOSAL NO.2 — ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related rules of the SEC, we are including a separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K.

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the compensation committee of our Board, or the Compensation Committee, will evaluate whether any actions are necessary to address the concerns of shareholders.

Based on the above, we request that you indicate your support for our executive compensation philosophy and practices, by voting in favor of the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in this proxy statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the other narrative compensation disclosures.”

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to approve this Proposal 2. The opportunity to vote on this Proposal 2 is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on Proposal 2 is not binding upon us and serves only as a recommendation to our Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation program, and the Board value the opinions expressed by shareholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3 — RATIFICATION OF THE SELECTION OF ASTRA AUDIT & ADVISORY, LLC AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

Our audit committee of our Board (the “Audit Committee”) has selected Astra Audit and Advisory, LLC as our independent registered public accounting firm (the “Independent Auditors”) for the current fiscal year, and is seeking ratification by our shareholders at the Meeting. We do not expect to have a representative of the Independent Auditors attending the Meeting.

Neither our by-laws, our other governing documents, nor applicable law requires stockholder ratification of the selection of the Independent Auditors as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of the Independent Auditors to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the Independent Auditors. Even if the selection is ratified, the Audit Committee in its discretion may decide to appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Required Vote

The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the ratification of the selection of the independent registered public accounting firm. Broker non-votes will not impact the outcome of the vote on this proposal but will be counted for purposes of determining whether there is a quorum.

The Board recommends a vote “FOR” the ratification of the selection of Astra Audit and Advisory LLC as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.

PROPOSAL NO. 4 — JANUARY 2025 WARRANTS

Summary

The purpose of the Proposal is to obtain the stockholder approval necessary under applicable Nasdaq rules to authorize and approve the issuance of all shares of Common Stock upon full exercise of all of the Warrants issued to the Holders pursuant to the Securities Purchase Agreements dated January 21, 2025. Our shareholders will incur dilution of their percentage ownership to the extent that the Holders fully exercise the Warrants.

Background and Description of Proposal

Securities Purchase Agreement

On January 21, 2025, the Company completed a private investment (the “Private Investment”) with certain accredited investors (the “Investors”), and, pursuant to the Private Investment, sold to the Investors an aggregate $1,500,000 in face amount of convertible notes and warrants to purchase an additional 7,256,364 shares of common stock (the “Private Investment Warrants”) for aggregate proceeds of $1,500,000. There is no established public trading market for the Private Investment Warrants, and we do not intend to list the Private Investment Warrants on any national securities exchange or nationally recognized trading system. The Private Investment was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

At the Company’s Annual Meeting of Stockholders held December 23, 2024, the Company’s stockholders approved the Private Placement, except that the number of shares approved for issuance upon exercise of the Private Investment Warrants was 1,500,000, whereas, as disclosed above, the number of shares of Common Stock issuable upon exercise of the Private Investment Warrants was 7,256,364. Accordingly, the Company is now seeking stockholder approval of the issuance of the shares of Common Stock pursuant to all of the Private Investment Warrants – currently 21,988,638 shares of Common Stock (and including the issuance of shares of Common Stock upon the operation of anti-dilution and other adjustment provisions contained in such warrants).

Rule 5635 of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”). In connection with the Private Investment, we agreed to seek stockholder approval of the issuance of the shares of Common Stock upon the exercise of all of the Private Investment Warrants, because when coupled with the shares of Common Stock issuable upon conversion of the convertible notes sold in the Private Investment, the number of shares of Common Stock to be issued upon exercise of the Private Investment Warrants would be greater than 20% or more of the Company’s outstanding Common Stock at a price below the Minimum Price. In addition, due to the anti-dilution and other adjustment provisions in the Private Investment Warrants, the exercise price could be reduced, resulting in the issuance of additional shares of Common Stock, beyond the number of shares of Common Stock into which the Private Investment Warrants were initially exercisable. The exercise of the Private Investment Warrants is subject to stockholder approval in accordance with Nasdaq Rule 5635(d).

Private Investment Warrants

The exercise price of the Private Investment Warrants is $0.3496 per share, subject to adjustment as described below. The term of the Private Investment Warrants is five years from the issue date. The Private Investment Warrants are also exercisable on a cashless basis at any time the registration statement covering the shares issuable upon the exercise of the Warrants is not effective. The Private Investment Warrants are not exercisable if, after giving effect to the exercise, the holder or any of its affiliates would be the beneficial owner as determined in accordance with the rules of the SEC of in excess of 4.99% of our outstanding shares of common stock.

The exercise price of the Private Investment Warrants is subject to adjustment for stock splits, combinations or similar events, and, in such event, the number of shares issuable upon the exercise of the Private Investment Warrant will also be adjusted such that the aggregate Private Investment Warrant exercise price shall be the same immediately before and immediately after such adjustment. In addition, the Warrant exercise price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable Private Investment Warrant exercise price, immediately reduces Private Investment Warrant exercise price to equal the price at which we issued or were deemed to have issued, our common stock. Upon any such price-based adjustment to the Private Investment Warrant exercise price, the number of shares of Common Stock issuable upon exercise of the Private Investment Warrants will be increased proportionately so that after such adjustment the aggregate exercise price payable for the adjusted number of shares shall be the same as the aggregate exercise price in effect immediately prior to such adjustment. The exercise price may also be voluntarily reduced by the Company to any amount and for any period of time deemed appropriate by the Board at any time with the prior written consent of the holders of at least a majority of the outstanding Private Investment Warrants, subject to the rules and regulations of Nasdaq. Any reduction in the exercise price will result in an increased number of shares of Common Stock being issuable upon the exercise of the Private Investment Warrants and additional dilution to existing investors.

If we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a Private Investment Warrant will have the right to substitute the variable price for the Private Investment Warrant exercise price upon exercise of all or part the Private Investment Warrant.

In addition, if at any time there occurs any stock split, stock dividend, stock combination, reverse stock split, recapitalization or other similar transaction involving the outstanding Common Stock (each, a “Stock Combination Event”, and such date thereof, the “Stock Combination Event Date”) and the Event Market Price (as defined below) is less than the Private Investment Warrant exercise price then in effect, then on the sixteenth Trading Day immediately following such Stock Combination Event, the exercise price then in effect on such sixteenth (16th) Trading Day shall be reduced (but in no event increased) to the Event Market Price. “Event Market Price” means, with respect to any Stock Combination Event Date, the lowest VWAP during the period commencing seven consecutive Trading Days immediately preceding and the seven consecutive Trading Days immediately following the Stock Combination Event Date All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

Registration Rights

The Company and the Investors agreed to amend the Registration Rights Agreement entered into in connection with the July 2024 offering to include the shares of Common Stock issuable upon exercise of the Private Investment Warrants as “Registrable Securities” under such Registration Rights Agreement.

 The foregoing is only a summary of the material terms of the Private Investment and the related Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder.

Effect of Issuance of Securities

 In connection with the Private Investment, we agreed to seek stockholder approval of the issuance of the shares of Common Stock upon exercise of all the Private Investment Warrants at the initial Exercise Price (which was below the Minimum Price) and as adjusted pursuant to the anti-dilution and other adjustment provisions in the Private Investment Warrants. We are seeking the approval of our stockholders because when coupled with the shares of Common Stock issuable upon conversion of the convertible notes sold in the Private Investment, the number of shares of Common Stock to be issued upon exercise of the Warrants would be greater than 20% or more of the Company’s outstanding Common Stock at a price below the Minimum Price. In addition, due to the anti-dilution and other adjustment provisions in the Warrants, the exercise price could be reduced below the initial exercise price, which is below the Minimum Price.

The potential issuances of Common Stock under the Private Investment Warrants would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership to the extent that the investors exercise their Private Investment Warrants. Because of potential adjustments to the number of shares of Common Stock from the exercise of the Private Investment Warrants issued in connection with the Private Investment, the exact magnitude of the dilutive effect of the shares of Common Stock issuable upon exercise of the Private Investment Warrants cannot be conclusively determined. However, the dilutive effect will be material to our current stockholders.

Proposal to Approve Private Investment Warrants

 Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving (i) the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Private Investment Warrants, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of the Purchase Agreement relating to the Private Investment.

Immediately prior to the signing of the Purchase Agreement relating to the Private Investment, we had 1,859,525 shares of Common Stock issued and outstanding. Therefore, when coupled with the 1,200,000 shares of Common Stock issuable upon conversion of the convertible notes sold in the Private Investment, the potential issuance of shares of Common Stock upon exercise of the Private Investment Warrants would be greater than 20% or more of the Company’s outstanding Common Stock prior to giving effect to the Private Investment at a price below the Minimum Price. In addition, due to the anti-dilution and other adjustment provisions in the Private Investment Warrants, the exercise price could be reduced, resulting in the issuance of additional shares at prices below the initial exercise price. We are seeking stockholder approval under Nasdaq Rule 5635(d) for the potential issuance by us of our Common Stock upon exercise of the Private Investment Warrants, including without limitation, as a result of the anti-dilution and other adjustment provisions of the Private Investment Warrants, since such provisions may reduce the per share Exercise Price, as the case may be, and result in the issuance of additional shares of Common Stock at prices below the initial exercise price which is below the Minimum Price.

Effectively, stockholder approval of the Private Investment Warrants is one of the conditions for us to receive up to approximately an additional $7.7 million upon the exercise of the Private Investment Warrants, if exercised for cash. Loss of these potential funds could jeopardize our ability to execute our business plan. There can be no assurance the Private Investment Warrants will be exercised.

 We generally have no control over whether the Private Investment Warrant holders exercise their Private Investment Warrants. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of underlying shares that may be issued. However, depending upon the number of Private Investment Warrants that are exercised, we may have to issue more than 20% of our outstanding shares of Common Stock to Private Investment Warrant holders under the terms of the Private Investment. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock, if necessary, to Private Investment Warrant holders at prices below the Minimum Price, under the terms of the Private Investment.

Any transaction requiring approval by our stockholders under Nasdaq Listing Rule 5635(d) would likely result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current stockholders will own a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Private Investment, if any, may cause a significant reduction in the percentage interests of our current stockholders in the voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued to the Warrant holders could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Private Investment may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Private Investment Warrants under Nasdaq Listing Rule 5635(b) because the Private Investment Warrant holders have agreed that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99% (or, with respect to one holder, 4.99%) of the total outstanding shares of our Common Stock. Also, the Private Investment Warrants are not exercisable unless and until the stockholders of the Company approve the transaction.

Consequences of Not Approving this Proposal

After extensive efforts to raise capital on more favorable terms, we believed that the Private Investment was the only viable financing alternative available to us at the time. If our stockholders do not approve this proposal, we will not be able to receive any proceeds upon exercise of the Private Investment Warrants to purchase 21,988,638 shares of Common Stock.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that certain of our existing stockholders may have interests that may be different from, the interests of other of our stockholders. In particular, one or more of the participants in the Private Investment and their affiliate now beneficially own less than 10% of our voting securities. These stockholders may by unable to exercise the Private Investment Warrants issued to them in connection with the Private Investment if this proposal is not approved by our stockholders. Neither of these stockholders will, by virtue of the issuance of the Warrant Shares to which each is entitled upon the exercising of the Private Investment Warrants at the Exercise Price, acquire rights to 10% or more of the voting power of the Company, based on the number of shares of Common Stock outstanding as of the Record Date.

Further Information

The terms of the Securities Purchase Agreement and the Private Investment Warrants are only briefly summarized above. For further information, please refer to the forms of the Securities Purchase Agreement and the Private Investment Warrants, which were filed with the SEC as exhibits to our Current Report on Form 8-K filed on January 23, 2025 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

 Vote Required and Board’s Recommendation

 Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing 20% or more of our outstanding shares of Common Stock at a price below the Minimum Price . The approval of this Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on the Private Investment Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal, unless they receive instructions from their customers. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the vote for or against this proposal. Holders of Warrants, as such, are not entitled to vote the underlying shares of common stock on this Proposal or on Proposal 5.

The Board recommends a vote “FOR” the issuance of shares of Common Stock upon exercise of the Private Investment Warrants in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such Private Investment Warrants, at prices below the Minimum Price, in satisfaction of the Nasdaq Listing Rule 5635(D), including upon the operation of anti-dilution and other adjustment provisions contained in such Private Investment Warrants, and proxies solicited by the board will be voted in favor of the proposal unless a stockholder indicates otherwise in the proxy.

PROPOSAL NO. 5 — WARRANT INDUCEMENT

Summary

The purpose of the Proposal is to obtain the stockholder approval necessary under applicable Nasdaq rules to authorize and approve the issuance of all shares of Common Stock upon full exercise of the Warrants issued to the Holders pursuant to the warrant inducement agreements, as described below.

Background

On September 17, 2025, the Company entered into Warrant Inducement Agreements with certain Holders of Existing Warrants (as defined therein), whereby the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate 2,064,000 shares of Common Stock, at an exercise price of $0.3496 per share.

In consideration of the Holders’ agreement to exercise the Existing Warrants, pursuant to the Inducement Agreements, the Company agreed to issue Reload Warrants to purchase 4,128,000 shares of Common Stock (equal to 200% of the shares of Common Stock issued to Holders upon exercise of the Existing Warrants), at an exercise price of $0.31004 per Share (the “Reload Warrants”) (the “New Warrant Shares”). The Reload Warrants will be exercisable following the date of stockholder approval of an increase in the number of the Company’s authorized shares (“Stockholder Approval Date”), and be exercisable for five years thereafter.

Further, pursuant to the Inducement Agreements, the Company agreed to file a registration statement to register the resale of the New Warrant Shares (the “Resale Registration Statement”) on or before thirty (30) days from the Stockholder Approval Date, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within sixty (60) days of the Stockholder Approval Date (within ninety (90) days of the Stockholder approval Date in the event of a full SEC review of the Resale Registration Statement).

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Reload Warrants will be entitled to receive, upon exercise of the Reload Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Reload Warrants immediately prior to the fundamental transaction.

The Company may not effect the exercise of Reload Warrants, and the applicable Holder will not be entitled to exercise any portion of any such Reload Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Reload Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to such exercise.

In addition, pursuant to the Inducement Agreements, and subject to certain exceptions, the Company has agreed: (i) until ninety (90) days after the Stockholder Approval Date, not to (a) issue Common Stock or Common Stock Equivalents (as defined in the Inducement Agreements) or (b) file any registration statement under the Securities Act of 1933 (other than the Resale Registration Statement) and (ii) until the date that is one year from the date of the Inducement Agreements, not to enter into or effect any issuance of Common Stock or Common Stock Equivalents involving a Variable Rate Transaction (as defined in the Inducement Agreements).

The Reload Warrants issued to the Holders were issued pursuant to an exemption from registration under Rule 506 of Regulation D promulgated under the Securities Act. The Company’s obligation to issue shares of Common Stock upon exercise of any of the Series A Warrants is expressly conditioned upon stockholder approval of this Proposal.

Effect of Issuance of Additional Securities

The issuance of the securities described in this Proposal could result in the issuance of over 20% of the Company’s outstanding shares of Common Stock, at a price below the Minimum Price. Our shareholders will incur substantial dilution of their percentage ownership to the extent that the Holders fully exercise the Reload Warrants.

Nasdaq Marketplace Requirements and the Necessity of Stockholder Approval

The Common Stock is currently listed on the Nasdaq Capital Market and, as such, the Company is subject to Nasdaq’s rules. Nasdaq Rule 5635(d) requires the Company to obtain stockholder approval prior to the issuance of shares of Common Stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by the Company of shares of Common Stock (and/or securities convertible into or exercisable for shares of Common Stock) equal to 20% or more of the shares of Common Stock outstanding prior to such issuance where the price of the Common Stock to be issued is below the “Minimum Price.” “Minimum Price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement. Shares of Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments, preferred stock or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances such as issuing warrants that are not exercisable for a minimum of six months and have an exercise price that exceeds market value. The Company believes that the issuance of all shares of Common Stock upon full exercise of the Reload Warrants requires stockholder approval.

If our shareholders do not approve this Proposal, the Reload Warrants will not be exercisable in a manner that complies with Nasdaq Rule 5635(d).

Additional Information

This summary is intended to provide you with basic information concerning the Inducement Agreements and the Warrants. The full text and form of the each of the Inducement Agreements and the Reload Warrants were filed as exhibits to our Current Report on Form 8-K, filed with the SEC on September 19, 2025 and are incorporated herein by reference. The discussion herein is qualified in its entirety by reference to the filed documents.

The Board recommends a vote “FOR” the approval of the issuance of shares of common stock issuable upon exercise of the Reload Warrants

PROPOSAL NO. 6 — ISSUANCE PROPOSAL

Background and Description of Proposal

Securities Purchase Agreement

On July 16, 2024 and January 21, 2025, the Company entered into a series of Securities Purchase Agreements (“SPAs”) with certain accredited investors (the “Investors”), and, pursuant to the SPAs, sold to the Investors a new series of senior secured convertible notes (the “Convertible Notes”) and warrants with initial conversion prices of $1.25 and warrant exercise prices of $ 1.25 (Series A and B) and $1.43 (Series C). The remaining outstanding convertible notes and warrants have a current conversion and exercise price of $0.3496.

The Company may enter into an additional offering of convertible notes and warrants pursuant to the same or substantially similar structure to the previous issuances. The time frame to complete this anticipated transaction is approximately three months. The maximum amount of this offering would be $1.5 million, and we expect the terms to be substantially similar to the terms and conditions under the previous SPAs, Convertible Notes and Warrants, except that the conversion and exercise prices may be different as they will be related to the then current market price of the Common Stock and will be subject to adjustment including anti-dilution adjustments (the “Future Offering”). We are seeking stockholder approval of this planned transaction because we believe that it will entail the issuance of 20% or more of the company’s outstanding Common Stock at prices below the Minimum Price (defined below). The Company intends to use any proceeds from this offering for general corporate purposes.

Rule 5635(d) of the Rules of the Nasdaq Stock Market requires that a listed company seek stockholder approval in certain circumstances, including prior to the issuance, in a transaction other than a public offering, of 20% or more of the company’s outstanding Common Stock or voting power outstanding before the issuance, at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement in connection with such transaction; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of such binding agreement (the “Minimum Price”).

In order to be in a position to execute the Future Offering, we are seeking approval by our shareholders for the issuance of Common Stock pursuant to a new series of Convertible Notes and Warrants that will entail the issuance of 20% or more of the company’s outstanding Common Stock at prices below the Minimum Price.

Convertible Notes

We anticipate that the Convertible Notes to be issued in the Future Offering will have a maximum face value of $1.5 million and will have substantially the same terms and provisions as those previously issued in July 2024 and January 2025, with adjustments to the conversion price in order to conform to the prevailing price of our common stock as of a future closing date. The conversion price of the convertible notes will reflect a maximum discount to the then current market price of 20%. The maximum number of shares that would be issued upon conversion of the convertible notes would be 6,250,000.

Warrants

We anticipate that the Warrants to be issued in the Future Offering will initially be exercisable for a maximum of 30,000,000 shares. The Warrants will have substantially the same terms and provisions as those previously issued in July 2024 and January 2025, with adjustments to the exercise prices in order to conform to the prevailing price of our common stock as of a future closing date. The exercise price of the Warrants may be due to the anti-dilution provisions of the Warrants, in which case the number of shares of Common Stock to be issued would be greater than the number of shares into which the Warrants were initially exercisable

Registration Rights

The shares of common stock issuable upon conversion of the new Convertible Notes (the “Conversion Shares”) and the shares of common stock issuable upon exercise of the Warrants (the “Warrant Shares) will be registered under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the future SPA, the Company and the Investors will enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale the Conversion Shares and the Warrant Shares following the Closing Date.

The foregoing is only a summary of the anticipated material terms of the Future Offering, including the SPA, the Convertible Notes, the Warrants, and the Registration Rights Agreement, and does not purport to be a complete description of the expected terms and conditions of the Future Offering.

Effect of Issuance of Securities

In connection with the Future Offering, we are seeking pre-approval by our shareholders for the issuance of the Common Stock in connection with the conversion of the Convertible Notes and exercise of the Warrants because we anticipate that this issuance will entail the issuance of 20% or more of the company’s outstanding Common Stock at prices below the Minimum Price.

In the event that the Company in its sole discretion determines to make the amortization payments under the Convertible Notes in shares of Common Stock and the Installment Conversion Price is less than the initial Conversion Price, or the Exercise Price of the Warrants is reduced due to the anti-dilution provisions of the Warrants, the number of shares of Common Stock to be issued would be greater than the number of shares into which the Convertible Notes and the Warrants were initially convertible and exercisable, respectively. These issuances of Common Stock would result in an increase in the number of shares of Common Stock outstanding, and our shareholders will incur dilution of their percentage ownership to the extent that the investors receive shares or exercise their Warrants. Because of potential adjustments to the number of shares of Common Stock issuable under the notes and Warrants to be issued in connection with the Future Offering, the exact magnitude of the dilutive effect of the Notes and Warrants cannot be conclusively determined. However, the dilutive effect will be material to our current shareholders.

Proposal to Approve Offering

Nasdaq Listing Rule 5635(d) requires us to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of our Common Stock (or securities convertible into or exercisable for our Common Stock) at a price less than the Minimum Price. In the case of the Offering, the 20% threshold is determined based on the shares of our Common Stock outstanding immediately preceding the signing of such Securities Purchase Agreement.

Effectively, stockholder approval of this Issuance Proposal is one of the conditions for us to receive additional sums of cash from the investors that invested in the prior convertible note transactions, which cash would be used to implement our business plan. Loss of these potential funds could jeopardize our ability to execute our business plan.

We will generally have no control over whether the Warrant holders exercise their Warrants. We also cannot predict the price at which the Convertible Notes will be convertible, or the Warrants will be exercisable, but we anticipate that these prices will be below the Minimum Price. For this reason, we are unable to accurately forecast or predict with any certainty the total amount of underlying shares that may be issued. Unless we repaid the debt in cash, which we do not anticipate, it is likely that we will have to issue more than 20% of our outstanding shares of Common Stock to the Note Holders and the Warrant holders under the terms of the Future Offering. Therefore, we are seeking stockholder approval under this proposal to issue more than 20% of our outstanding shares of Common Stock at prices below the Minimum Price.

The Future Offering, for which we are seeking approval by our shareholders under Nasdaq Listing Rule 5635(d) would result in a significant increase in the number of shares of our Common Stock outstanding, and, as a result, our current shareholders will own a smaller percentage of our outstanding shares of Common Stock.

Future issuances of securities in connection with the Future Offering, if any, will cause a significant reduction in the percentage interests of our current shareholders voting power, any liquidation value, our book and market value, and in any future earnings. Further, the issuance or resale of Common Stock issued for the Convertible Notes and Warrant holders could cause the market price of our Common Stock to decline. In addition to the foregoing, the increase in the number of issued shares of Common Stock in connection with the Future Offering may have an incidental anti-takeover effect in that additional shares could be used to dilute the stock ownership of parties seeking to obtain control of us. The increased number of issued shares could discourage the possibility of, or render more difficult, certain mergers, tender offers, proxy contests or other change of control or ownership transactions.

Under the Nasdaq Listing Rules, we are not permitted (without risk of delisting) to undertake a transaction that could result in a change in control of us without seeking and obtaining separate stockholder approval. We are not required to obtain stockholder approval for the Future Offering under Nasdaq Listing Rule 5635(b) because we expect that the Convertible Note holders and Warrant holders will agree that, for so long as they hold any shares of our Common Stock, neither they nor any of their affiliates will acquire shares of our Common Stock which result in them and their affiliates, collectively, beneficially owning or controlling more than 9.99% of the total outstanding shares of our Common Stock.

 Consequences of Not Approving this Proposal

After previous extensive efforts to raise capital on more favorable terms, we believe that the Future Offering may be the only viable financing alternative available to us at that time. If our shareholders do not approve this proposal, we will not be able to issue 20% or more of our outstanding shares of Common Stock to the Convertible Note holders and Warrant holders in connection with the Future Offering. As a result, we may be unable to fund our business activities.

Interests of Certain Persons

When you consider our Board’s recommendation to vote in favor of this proposal, you should be aware that certain of our existing shareholders may have interests that may be different from the interests of other of our shareholders. In particular, some of our shareholders and their affiliates, which together each own less than 10% of our voting securities, participated in the original Convertible Note offerings and the Private Offerings. We expect that these shareholders will participate in this Future Offering. If either of these shareholders would, by virtue of the issuance of any Conversion Shares and Warrant Shares upon conversion of their respective future Convertible Notes and Warrants acquire rights that would result in a change of control of the Company, the Company would seek further stockholder approval.

Further Information

The terms of the Securities Purchase Agreement, the Registration Rights Agreement, the Convertible Notes and the Warrants expected as part of the Future Offering are only briefly summarized above. For further information, please refer to the forms of the previous Securities Purchase Agreements, the Registration Rights Agreement, the Convertible Notes and the Warrants, which were filed with the SEC as exhibits to our Current Reports on Form 8-K filed on July 16, 2024, and January 23, 2025 and are incorporated herein by reference. The Company believes that the terms and conditions of the Future Offering (other than the initial conversion and exercise prices, which will be related to the then market price of the Common Stock) will be substantially similar to the terms and conditions of the prior Convertible Note/Warrant offerings, The discussion herein is qualified in its entirety by reference to the filed documents.

 Vote Required and Board’s Recommendation

Nasdaq Listing Rule 5635(d) generally requires us to obtain stockholder approval prior to issuing 20% or more of our outstanding shares of Common Stock below the Minimum Price in the Future Offering. The approval of this Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present in person or by proxy at the special meeting and entitled to vote on this Proposal. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the vote for or against this proposal.

The Board recommends a vote “FOR” the future issuance of shares of our common stock upon conversion of convertible notes and exercise of warrants, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of such Conversion Shares and Warrant Shares, at prices below the Minimum Price, in satisfaction of the Nasdaq Listing Rule 5635(D), including any amortization payments made to the holders of Notes in the form of issuance of shares of common stock and upon the operation of anti-dilution provisions contained in such Convertible Notes and Warrants, and proxies solicited by the board will be voted in favor of the proposal unless a stockholder indicates otherwise in the proxy.

PROPOSAL NO. 7 – APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCOPORATION OF SCWORX CORP. TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

We are asking shareholders to approve an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of the Company’s common stock from 45,000,000 to 150,000,000.

The Company’s authorized capital stock currently consists of 45,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. This proposal will not change the number of authorized shares of the Company’s preferred stock, or the par value of the Company’s common stock or preferred stock.

The Board of Directors has approved an amendment and restatement of Article Fourth of the Company’s certificate of incorporation (as amended) so that it reads in its entirety as follows:

FOURTH: The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of:

(i) 150,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”); and

(ii) 5,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

Stockholder approval of the change to the Company’s authorized shares is required by the Delaware General Corporation Law. Upon the effectiveness of the amendment to the certificate of incorporation of the Company effecting the change in authorized shares of the Company’s common stock, each shareholder will continue to own that number of shares held by that shareholder immediately prior to the amendment.

The Company currently has 12,105,650 shares of Common Stock outstanding and is obligated to issue up to an additional 53,218,661 shares of Common Stock pursuant to outstanding convertible notes, warrants, preferred stock and RSUs. The Exercise of the Reload Warrants is subject to stockholder approval of this proposal. Based on the foregoing, the Company currently has in the aggregate 65,324,311 shares of Common Stock outstanding and committed for issuance. In addition, the Company is proposing to adopt an Equity Incentive Plan providing for the issuance of up to 10,000,000 shares of Common Stock.

The Company’s board of directors approved a proposed amendment to the certificate of incorporation of the Company to effect the increase in authorized shares for the following reasons:

●	The board of directors has determined that additional shares of common stock may be required to satisfy all outstanding warrants and options if they were to be exercised.

●	The board of directors believes that additional authorized shares of common stock may be required in the future to enable capital raising activities, for potential acquisitions, and for the proposed Equity Incentive Plan.

The Company has no current plans, arrangements or understandings to issue shares that will be available and unreserved after the completion of the increase in authorized shares, other than to satisfy the Company’s current obligations under outstanding convertible notes, warrants and options, any obligation under the Company’s proposed Equity Incentive Plan, and any obligations that may arise in connection with the Future Offering. In addition, the Company may from time to time seek to finance future cash needs through financings that may take the form of a public or private offering of equity securities or securities convertible into or exercisable for equity securities. Any such financing could occur at any time, including as soon as concurrently with or soon after completion of the increase in authorized shares.

Effect of Approving the increase in authorized shares

By approving an amendment to the Company’s amended and restated certificate of incorporation effecting the increase in authorized shares, shareholders will be approving the increase in authorized common shares from 45,000,000 to 150,000,000. If this proposal is approved, the board of Directors will be able to issue additional shares of Common Stock up to a total of 150 million shares (the amended number of authorized common shares) without further action by the stockholders. Each shareholder will continue to own that number of shares held by that shareholder immediately prior to the amendment.

Required Vote

Approval of the amendment to increase the Company’s authorized shares requires the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company’s common stock present and entitled to vote thereon as of the record date at the Annual Meeting of the Company’s shareholders.

The Board recommends a vote “FOR” the approval of the amendment to the Company’s certificate of incorporation to increase the number of authorized common shares

PROPOSAL NO. 8– APPROVE THE ADOPTION OF THE COMPANY’S 2025 EQUITY INCENTIVE PLAN AND RESERVE 10,000,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER

The Company’s is requesting approval of this new 2025 Equity Incentive Plan (the “2025 Plan”) so that the Company is able to issue equity awards to employees and service providers in order to motivate and retain such persons and to further align their interests with those of our shareholders. The 2025 Plan will only become effective if approved by the shareholders. If approved, the 2025 Plan will be effective immediately, subject to any restrictions on the issuance of awards under the 2025 Plan because of a lack of available or reserved shares of Common Stock to underlie such awards.

Having an adequate number of shares available for future equity compensation grants is necessary to promote our long-term success and the creation of Stockholder value by:

●	Enabling us to continue to attract and retain the services of key employees and service providers who would be eligible to receive grants;

●	Aligning participants’ interests with Shareholders’ interests through incentives that are based upon the performance of our Common Stock; and

●	Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance.

The 2025 Plan is identical to the Company’s existing Plans, except for the number of shares of Common Stock reserved for issuance . The 2025 Plan will provide for the grant of incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), other equity awards and/or cash awards to employees, directors and consultants. The 2025 Plan will remain in effect until the earlier of (i) December 8, 2035 and (ii) the date upon which the 2025 Plan is terminated pursuant to its terms, and in any event subject to the maximum share limit of the 2025 Plan.

The Company seeks to adopt the 2025 Plan and authorize the reservation of up to 10,000,000 shares of Common Stock for issuance thereunder, subject to availability. To the extent that there are no authorized and unreserved shares of Common Stock available, the awards underlying the 2025 Plan will not be issuable until such time, and from time to time, as shares of Common Stock are available to be reserved and in such amounts as are available. The 2025 Plan is intended to provide us with a sufficient number of shares to satisfy our future equity incentive programs for which we expect to grant stock options, restricted stock, and/or other forms of equity compensation.

When approving the reservation of up to 10,000,000 shares of Common Stock issuable pursuant to the 2025 Plan, the Board considered a number of factors, including those set forth below:

●	Alignment with our Shareholders. Achieving superior, long-term results for our Shareholders remains one of our primary objectives. We believe that stock ownership enhances the alignment of the long-term economic interests of our employees and our Shareholders.

●	Attract, Motivate and Retain Key Employees. We compete for employees in a variety of geographic and talent markets and strive to maintain compensation programs that are competitive in order to attract, motivate and retain key employees. If we are unable to grant equity as part of our total compensation strategy, our ability to attract and retain all levels of talent we need to operate our business successfully would be significantly harmed.

●	Balanced Approach to Compensation. We believe that a balanced approach to compensation - using a mix of salaries, performance-based bonus incentives and long-term equity incentives (including performance-based equity) encourages management to make decisions that favor long-term stability and profitability, rather than short-term results.

●	Burn Rate and Dilution. When deciding to adopt the 2025 Plan, the Board evaluated our projected need for equity grants over the next several years, our expected burn rate of shares under the 2025 Plan and the dilutive impact of the proposed share allocation.

Burn rate is the rate at which a company is granting equity awards and is typically measured as the gross number of shares awarded as a percentage of our weighted average shares outstanding. We estimate that our projected burn rate will be 15% over the ten year life of the plan, but could be higher or lower. The Board determined that our projected rate of equity compensation usage is reasonable and that the 2025 Plan should not need an additional increase of shares.

In addition, the Board considered whether the potential dilutive effect to Shareholders is reasonable. Dilution is typically calculated by adding the number of shares of Common Stock subject to outstanding awards plus shares of Common Stock available to grant plus the proposed additional shares, and expressing such sum as a percentage of the total number of diluted outstanding shares of Common Stock. The Board believes there to be an acceptable amount of potential dilution from the 2025 Plan.

After carefully considering each of these points, the Board believes the 2025 Plan is essential for our future success and encourages shareholders to consider these points in voting to approve this proposal.

Set forth below is a summary of the 2025 Plan, which is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is included as Appendix A to this Proxy Statement.

Key Features of the 2025 Plan

Certain key features of the 2025 Plan are summarized as follows:

●	If not terminated earlier by the Board, the 2025 Plan will terminate on December 8 2035.

●	Up to a maximum aggregate of 10,000,000 shares of Common Stock may be issued under the 2025 Plan, subject to availability. The maximum number of shares that may be issued pursuant to the exercise of ISOs is also 10,000,000, subject to availability.

●	The 2025 Plan will generally be administered by the Board or a committee designated by the Board (the “Compensation Committee”). The Board may also designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act.

●	Employees, consultants and Board members are eligible to receive awards, provided that the Compensation Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

●	Awards may consist of ISOs, NQSOs, restricted stock, SARs, other equity awards and/or cash awards.

●	Stock options and SARs may not be granted at a per share exercise price below the fair market value of a share of our Common Stock on the date of grant.

●	The maximum exercisable term of stock options and SARs may not exceed ten years.

●	Awards may be subject to recoupment based on compensation policies adopted by the Compensation Committee.

Background and Purpose of the 2025 Plan.

The purpose of the 2025 Plan is to promote our long-term success and the creation of Stockholder value by:

●	Attracting and retaining the services of key employees who would be eligible to receive grants as selected participants;

●	Motivating selected participants through equity-based compensation that is based upon the performance of our Common Stock; and

●	Further aligning selected participants’ interests with the interests of our Shareholders, through the award of equity compensation grants which increases their interest in the Company, to achieve long-term growth over short-term performance.

The 2025 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) SARs, (3) restricted stock, (4) other equity awards and (5) cash awards. Any vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the selected participant and the Company.

Eligibility to Receive Awards. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2025 Plan. The Compensation Committee will determine, in its discretion, the selected participants who will be granted awards under the 2025 Plan.

Administration of the 2025 Plan.

The 2025 Plan will be administered by the Compensation Committee. Subject to the terms of the 2025 Plan, the Compensation Committee has the sole discretion, among other things, to:

●	Select the individuals who will receive awards;

●	Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

●	Correct any defect, supply any omission, or reconcile any inconsistency in the 2025 Plan or any award agreement;

●	Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2025 Plan;

●	Permit a participant to defer compensation to be provided by an award; and

●	Interpret the provisions of the 2025 Plan and outstanding awards.

The Compensation Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). In addition, the Compensation Committee may use the 2025 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards.

Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Compensation Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant of the stock option. The fair market value of a share of our Common Stock for the purposes of pricing our awards shall be equal to the closing price for our Common Stock as reported by the Nasdaq Capital Market or such other principal trading market on which our securities are traded on the date of determination. Stock options may not be repriced or exchanged without shareholder approval.

Stock options granted under the 2025 Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of Common Stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2025 Plan provides that all 10,000,000 shares may be issued pursuant to the exercise of ISOs, subject to the availability of underlying shares of Common Stock.

A stock option granted under the 2025 Plan generally cannot be exercised until it becomes vested. The Compensation Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2025 Plan may not exceed ten years from the date of grant although the Compensation Committee may establish a shorter period at its discretion. The exercise price of each stock option granted under the 2025 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Compensation Committee. The optionee must also make arrangements to pay any taxes that are required to be withheld at the time of exercise.

SARs. A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Compensation Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2025 Plan may not exceed ten years from the date of grant, subject to the discretion of the Compensation Committee to establish a shorter period. Settlement of a SAR may be in shares of Common Stock or in cash, or any combination thereof, as the Compensation Committee may determine. SARs may not be repriced or exchanged without shareholder approval.

Restricted Stock. A restricted stock award is the grant of shares of our Common Stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the Compensation Committee. The Compensation Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Compensation Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

Other Awards. The 2025 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued. Substitute awards may be issued under the 2025 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards. Awards granted under the 2025 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Compensation Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the selected participant’s immediate family or to a trust or other entity for the benefit of the selected participant and/or member(s) of his or her immediate family.

Adjustments upon Changes in Capitalization.

In the event of the following actions:

●	stock split of our outstanding shares of Common Stock;

●	stock dividend;

●	dividend payable in a form other than shares in an amount that has a material effect on the price of the shares;

●	consolidation;

●	combination or reclassification of the shares;

●	recapitalization;

●	spin-off; or

●	other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the Compensation Committee:

●	maximum number of shares that can be issued under the 2025 Plan (including the ISO share grant limit);

●	number and class of shares issued under the 2025 Plan and subject to each award;

●	exercise prices of outstanding awards; and

●	number and class of shares available for issuance under the 2025 Plan.

Merger, Consolidation or Asset Sale. If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards remain outstanding under the 2025 Plan, unless provisions are made in connection with such transaction for the continuance of the 2025 Plan and/or the assumption or substitution of such awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the applicable award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

Term of the 2025 Plan. The 2025 Plan will be in effect until December 8, 2035 or until earlier terminated by the Board. Outstanding awards shall continue to be governed by their terms after the termination of the 2025 Plan.

Governing Law. The 2025 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2025 Plan. The Board generally may amend or terminate the 2025 Plan at any time and for any reason, except that it must obtain Stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

Certain Federal Income Tax Information

The following is a general summary of the federal income tax consequences to us and to U.S. participants for awards granted under the 2025 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2025 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the Common Stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. Utilization of losses is subject to special rules and limitations.

Nonstatutory Stock Option or NQSOs. A participant who receives a nonstatutory stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.

Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares, if any.

Stock Units. No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares issued or payment received in connection with the vested stock units.

Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received.

Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an nonqualified stock option or vesting of restricted stock).

Internal Revenue Code Section 162(m) Deduction Limitation. Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to our executive officers and other persons who are subject to Code Section 162(m). Therefore, compensation derived from 2025 Plan awards may not be fully deductible by the Company.

Internal Revenue Code Section 280G. For certain persons, if a change in control of the Company causes an award to vest or become newly payable, or if the award was granted within one year of a change in control and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Section 280G of the Code (generally, this dollar limit is equal to three times the five-year historical average of the individual’s annual compensation received from the Company), then the entire amount exceeding the individual’s average annual compensation will be considered an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount and the Company cannot deduct the excess amount from its taxable income.

Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2025 Plan (such as stock units). The intent is for the 2025 Plan, including any awards available thereunder, to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits. All 2025 Plan awards are granted at the Compensation Committee’s discretion, subject to the limitations contained in the 2025 Plan. Future benefits and amounts that will be received or allocated under the 2025 Plan are not presently determinable. As of the Record Date, the fair market value of a share of our Common Stock (as determined by the closing price quoted by the Nasdaq Capital Market on that date) was $0.275.

Existing Plan Benefits. As of the Record Date, no awards have been granted under the 2025 Plan.

Vote Required

The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the subject matter at the Annual Meeting is required to approve the 2025 Plan.

The Board recommends a vote “FOR” the approval of the adoption of the Company’s Equity Incentive Plan and the Reservation of up to 10,000,000 shares of common stock for issuance thereunder

CORPORATE GOVERNANCE

Committees and Meetings of Our Board of Directors

The Board held seven meetings and took action by consent four times during our fiscal year ended December 31, 2024 (“Fiscal 2024”). Throughout this period, each member of our Board who was a director in Fiscal 2024 attended or participated in all of the meetings of our Board held during the period for which such person has served as a director, and all of the meetings held by all committees of our Board on which each director served during the periods such director served. Our Board has three standing committees: The Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.

Compensation Committee. The current members of our Compensation Committee are Mr. Kirchenbauer, Mr. Burke and Mr. Matozzo. Mr. Kirchenbauer is the current Chairman of the Compensation Committee and our board of directors has determined that all of the members of the Compensation Committee are “independent” as defined by the rules of the SEC and Nasdaq rules and regulations. The Compensation Committee operates under a written charter that is posted on our website at www.scworx.com.

The primary responsibilities of our Compensation Committee include:

●	Reviewing and recommending to our Board of the annual base compensation, the annual incentive bonus, equity compensation, employment agreements and any other benefits of our executive officers;

●	Administering our equity-based plans and exercising all rights authority and functions of the Board under all of the Company’s equity compensation plans, including without limitation, the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; and

●	Annually reviewing and making recommendations to our Board with respect to the compensation policy for such other officers as directed by our Board.

The Compensation Committee meets, as often as it deems necessary, without the presence of any executive officer whose compensation it is then approving.

Our Compensation Committee held one meeting during 2024.

Audit Committee. The current members of our Audit Committee are Mr. Burke, Mr. Kirchenbauer and Mr. Matozzo. Mr. Burke is the Chairman of the Audit Committee, and our board of directors has determined that Mr. Burke is an “Audit Committee financial expert” and that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the Nasdaq rules and regulations. The Audit Committee operates under a written charter that is posted on our website at www.scworx.com.

The primary responsibilities of our Audit Committee include:

●	Appointing, compensating and retaining our registered independent public accounting firm;

●	Overseeing the work performed by any outside accounting firm;

●	Assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by us to the SEC, our shareholders or to the general public, and (ii) our internal financial and accounting controls; and

●	Recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations.

Our Audit Committee held four meetings during 2024.

Nominating and Corporate Governance Committee. The current members of our Nominating and Corporate Governance Committee are Mr. Matozzo, Mr. Burke, and Mr. Kirchenbauer. Mr. Matozzo is the Chairman of the Nominating and Corporate Governance Committee. Our board of directors has determined that all of the members of the Nominating and Corporate Governance Committee are “independent” as defined by Nasdaq rules and regulations. The Nominating and Corporate Governance Committee operates under a written charter that is posted on our website at www.scworx.com. The primary responsibilities of our Nominating and Corporate Governance Committee include:

●	Assisting the Board in, among other things, effecting Board organization, membership and function including identifying qualified Board nominees; effecting the organization, membership and function of Board committees including composition and recommendation of qualified candidates; establishment of and subsequent periodic evaluation of successor planning for the chief executive officer and other executive officers; development and evaluation of criteria for Board membership such as overall qualifications, term limits, age limits and independence; and oversight of compliance with applicable corporate governance guidelines; and

●	Identifying and evaluating the qualifications of all candidates for nomination for election as directors.

Our Nominating and Corporate Governance Committee held one meeting and did not take action by consent during 2024.

Potential nominees will be identified by the Board based on the criteria, skills and qualifications determined by the Nominating and Corporate Governance Committee. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee will apply criteria including the candidate’s integrity, business acumen, knowledge of our business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all shareholders. No particular criteria will be a prerequisite or will be assigned a specific weight, nor do we have a diversity policy. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will result in a well-rounded board of directors and allow the Board to fulfill its responsibilities.

The Company has never received from shareholders proposed nominees for director. Pursuant to the Bylaws, any nominations for director made by shareholders must be received no later than 120 calendar days in advance of the first anniversary after the mailing of this proxy statement. In 2024, we did not pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential nominees for our Board. All of the nominees for election at the Meeting are current members of our Board.

Leadership Structure. In his position as Chairman of the Board, Mr. Kirchenbauer is responsible for setting the agenda and priorities of the Board. As President and CEO, Mr. Timothy Hannibal leads our day-to-day business operations and is accountable directly to the full Board. Mr. Christopher Kohler, our CFO, reports to Mr. Hannibal and is responsible for overseeing the financial operations of the Company. We believe that this structure provides an efficient and effective leadership model for the Company.

Risk Oversight. The Board, including the Audit Committee, Compensation Committee and Nominating/Governance Committee, periodically reviews and assesses the significant risks to the Company. Our management is responsible for the Company’s risk management process and the day-to-day supervision and mitigation of risks. These risks include strategic, operational, competitive, financial, legal and regulatory risks. Our Board leadership structure, together with the frequent interaction between our directors and management, assists in this effort. Communication between our Board and management regarding long-term strategic planning and short-term operational practices include matters of material risk inherent in our business.

The Board plays an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. The Nominating and Governance Committee is responsible for setting standards for and recommending director nominees to the Board and advising the Board about corporate governance matters. While each committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board administers its risk oversight responsibilities through the Chief Executive Officer and the Chief Financial Officer, who, together with management representatives of the relevant functional areas review and assess the operations of the Company as well as operating management’s identification, assessment and mitigation of the material risks affecting our operations.

The Board has not adopted any policies involving the ability of employees (including officers) or directors to pursue financial instruments or otherwise engage in transactions that hedge or offset (or are designed to hedge or offset) any decrease in the market value of the Company’s Common Stock.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

Our Board will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. Timothy Hannibal, our Chief Executive Officer and a director, with the assistance of our outside counsel, has been primarily responsible for monitoring communications from our shareholders and for providing copies or summaries to the other directors as he considers appropriate. Communications are forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Hannibal considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to our Board should address such communications to: SCWorx Corp., c/o Timothy A. Hannibal, Chief Executive Officer, at the address on the first page of this proxy statement.

ATTENDANCE AT STOCKHOLDER MEETINGS

We encourage our directors to attend our shareholders’ meetings.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2024 and 2023 awarded to, earned by or paid to our executive officers. The value attributable to any option awards and stock awards reflects the grant date fair values of stock awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	$	($)	($)	($)	($)	($)	($)
Timothy Hannibal (1)	2024	250,000	-	-	-	-	51,200	301,200
President, Chief Executive Officer and Director	2023	250,000	-	-	-	-	27,445	277,445

Chris Kohler (2)	2024	108,000	-	-	-	-	-	108,000
Chief Financial Officer	2023	108,000	-	-	-	-	4,000	112,000

(1)	Mr. Hannibal was hired as Chief Revenue Officer on February 1, 2019 and was appointed Interim Chief Financial Officer on June 10, 2020. On August 10, 2020 Mr. Hannibal was appointed President and Chief Operating Officer. On May 28, 2021 Mr. Hannibal was appointed President and Chief Executive Officer.

(2)	Mr. Kohler has served as Chief Financial Officer since November 1, 2020.

Employee Grants of Plan Based Awards and Outstanding Equity Awards at Fiscal Year-End

Prior to the completion of our initial public offering, our Board of Directors adopted the SCWorx Corp. (formerly, Alliance MMA) 2016 Equity Incentive Plan (the “2016 Plan”) pursuant to which the Company may grant shares of our common stock to the Company’s directors, officers, employees or consultants. Our shareholders approved the 2016 Plan at our annual meeting of shareholders held September 1, 2017, and on January 30, 2019 approved the addition of 3,000,000 post-split shares to be added to the 2016 Plan. On May 24, 2021, our shareholders approved the addition of another 2,000,000 shares to be added to the 2016 Plan. Unless earlier terminated by the Board of Directors, the 2016 plan will terminate, and no further awards may be granted, after July 30, 2026.

As of December 31, 2024, there were no outstanding stock option awards to officers of the Company.

Employment Agreements

Tim Hannibal, currently the Chief Executive Officer of the Company has an employment agreement which was entered into in January 2021.

COMPENSATION OF DIRECTORS

Directors’ Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2024 and 2023 awarded to, earned by or paid to our directors. The value attributable to any stock option awards reflects the grant date fair values of stock awards calculated in accordance with ASC Topic 718.

		Fees				Non-Equity
		Earned or				Incentive
		Paid in		Stock	Option	Plan	All Other
	Fiscal	Cash	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Michael Burke (1)	2024	-	-	-	-	-	-	-
Chairman and Director	2023	-	-	-	-	-	-	-

Vincent Matozzo (2)	2024	-	-	-	-	-	-	-
Director	2023	-	-	-	-	-	-	-

Troy Kirchenbauer (3)	2024	-	-	-	-	-	-	-
Director	2023	-	-	-	-	-	-	-

Alton Irby (4)	2024	-	-	-	-	-	-	-
Former Chairman and Director	2023	-	-	-	-	-	-	-

Steven Horowitz (5)	2024	-	-	-	-	-	-	-
Former Director	2023	-	-	-	-	-	-	-

John Ferrara (6)	2024	-	-	-	-	-	-	-
Former Director	2023	-	-	27,977	-	-	-	27,977

(1)	Michael Burke was appointed as a Director on October 31, 2024.

(2)	Vincent Matozzo was appointed as a Director on August 17, 2023. Effective May 15, 2024, Mr. Matozzo returned all previously received stock grants to the Company.

(3)	Troy Kirchenbauer was appointed as a Director on October 31, 2024.

(4)	Alton Irby was appointed as a Director on March 16, 2021. Effective May 15, 2024, Mr. Irby returned all previously received stock grants to the Company. Mr. Irby resigned as a Director effective October 31, 2024.

(5)	Steven Horowitz was appointed as a Director on August 11, 2021. Effective May 15, 2024, Mr. Horowitz returned all previously received stock grants to the Company. Mr. Horowitz resigned as a Director effective October 31, 2024.

(6)	John Ferrara was appointed as a Director on August 11, 2021. Mr. Ferrera resigned as a Director effective August 18, 2023.

Currently, Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. The board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during 2024 or 2023.

Directors, Executive Officers and Corporate Governance

The current members of our Board and our executive officers, together with their respective ages and certain biographical information are set forth below. Directors hold office until the next annual meeting of our shareholders and until their successors have been duly elected and qualified. Our executive officers are elected by and serve at the designation and appointment of the board of directors.

Name	Age	Position
Troy Kirchenbauer(1)(2)(3)	56	Chairman of the Board of Directors
Timothy A, Hannibal	57	Chief Executive Officer and Director
Vincent Matozzo(1)(2)(3)	41	Director
Michael Burke(1)(2)(3)	68	Director
Chris Kohler	45	Chief Financial Officer

(1)	A member of the Audit Committee.

(2)	A member of the Compensation Committee.

(3)	A member of the Nominating and Corporate Governance Committee.

The following is a summary of the business experience of each of our executive officers.

Timothy A. Hannibal. Mr. Hannibal is a seasoned technology executive and entrepreneur, with nearly 30 years’ experience in SaaS and cloud technology, driving revenue, go-to-market strategies, business development and mergers and acquisitions. Mr. Hannibal joined the Company in January 2019 and currently serves as its Chief Executive Officer. Prior to joining the Company, Mr. Hannibal was an employee at Primrose Solutions (the predecessor to SCWorx) which he joined in September of 2016. At Primrose, Mr. Hannibal was responsible for overseeing marketing, sales and operations, including executing the Company’s business plan. Mr. Hannibal has a successful track record of growth and management at both startup and national companies.

Mr. Kohler, has over 15 years of experience serving in a wide variety of roles in the finance and accounting sectors. Mr. Kohler is the founder and CEO of Kohler Consulting, Inc., which he founded in 2012. The firm, through Mr. Kohler, provides outsourced CFO and advisory services to private and public companies, with a focus on small cap and start-up businesses.

There are no family relationships between any of the director nominees or executive officers named in this proxy statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, statements of changes in beneficial ownership and annual statements of changes in beneficial ownership with respect to their ownership of the Company’s securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports filed with the SEC, and without conducting an independent investigation of our own, we believe that with respect to the fiscal year ended December 31, 2024, our officers and directors, and all of the persons known to us to beneficially own more than 10% of our common stock filed all required reports on a timely basis.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements the year ended December 31, 2024; (2) discussed with the Independent Auditors the matters required to be discussed by the applicable requirements of the Public Accounting Oversight Board and the SEC; and (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

By the Audit Committee of the Board of
Directors of SCWorx Corp.

Troy Kirchenbauer

Michael Burke

Vincent Matozzo

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Astra Audit and Advisory, LLC (“Astra”), an independent registered public accounting firm, to audit our consolidated financial statements for the years ended December 31, 2024 and 2023.

BF Borgers CPA PC served as our independent registered public accounting firm from April 2021 through May 2024 at which time the US Securities and Exchange Commission (“Commission”) entered an Order denying BF Borgers CPA PC (“BF Borgers”) the privilege of appearing or practicing before the Commission as an accountant. The Company subsequently terminated BF Borgers as its independent registered public accounting firm.

Principal Accountant Fees and Services

During 2024 and 2023, fees for services provided by Astra Audit and Advisory, LLC were as follows:

	For the year ended December 31,
	2024	2023
Audit Fees	$179,114	$-
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$179,114	$-

During 2024 and 2023, fees for services provided by BF Borgers CPA PC were as follows:

	For the year ended December 31,
	2024	2023
Audit Fees	$99,000	$192,500
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-
Total	$99,000	$192,500

Audit Fees

Audit fees for 2023 and 2022 include amounts related to the audit of our annual consolidated financial statements and quarterly review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.

Audit Related Fees

Audit Related Fees include amounts related to accounting consultations and services.

Tax Fees

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

All Other Fees

The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Pre-Approval Policies and Procedures

Currently, the audit committee acts with respect to audit policy, choice of auditors, and approval of out of the ordinary financial transactions. The audit committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the audit committee before the services were rendered.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is to enter into transactions with related parties on terms that are on the whole no less favorable to us than those that would be available from unaffiliated parties at arm’s length. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred.

At December 31, 2024 and 2023, the Company had amounts due to officers in the amount of $149,838.

During September 2021, the Company’s former CEO (also a then significant shareholder) advanced $100,000 in cash to the Company for short term capital requirements. This amount is non-interest bearing and payable upon demand. The Company had balances of $67,622 included in stockholder advance on the Company’s consolidated balance sheets as of December 31, 2024 and 2023.

Between January 18, 2024 and July 11, 2024, the Company’s CFO advanced an aggregate $128,479 in cash to the Company for short term capital requirements. As of December 31, 2024, all advanced amounts have been repaid.

The above amounts and terms are not necessarily what third parties would agree to.

STOCKHOLDER PROPOSALS

We intend to mail this proxy statement, the accompanying proxy card and the 2024 annual report on or about October 28, 2025 to all shareholders of record that are entitled to vote. Shareholders who wish to submit proposals for inclusion in our proxy statement and form of proxy relating to our next annual meeting of shareholders must advise our Secretary of such proposals in writing by June 30, 2026, or 120 days prior to the one year anniversary of the mailing of this proxy statement.

Shareholders who wish to present a proposal at our next annual meeting of shareholders without inclusion of such proposal in our proxy materials must advise our Secretary of such proposals in writing by June 30, 2026.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 10, 2025, with respect to the beneficial ownership of the outstanding Common Stock held by (1) each person known by us to be the beneficial owner of more than 5% of our Common Stock; (2) our current directors; (3) each of our named executive officers; and (4) our executive officers and current directors as a group. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address for each of the below persons is c/o SCWorx Corp., 100 S Ashley Dr, Suite 100, Tampa, FL 33602.

Amount and Nature of Beneficial Ownership as of October 10, 2025 (1)

	Common	Preferred	Options/		Percentage
Named Executive Officers and Directors	Stock	Stock	Warrants	Total	Ownership
Current
Timothy Hannibal	54,788	-	-	54,788	*	%
Chris Kohler	6,983	-	-	6,983	*	%
Michael Burke	-	-	-	-	*	%
Vincent Matozzo	-	-	-	-	*	%
Troy Kirchenbauer	-	-	-	-	*	%
Directors and Executive Officers as a Group (5 persons)	61,771	-	-	61,771	*	%

Former
Alton Irby	-	-	-	-	*	%
Steven Horowitz	-	-	-	-	*	%
John Ferrera	13,055	-	-	-	*	%

*	Represents beneficial ownership of less than 1% of our outstanding stock.

(1)	In determining beneficial ownership of our common stock as of a given date, the number of shares shown includes shares of common stock that may be acquired upon the exercise of stock options within 60 days of October 10, 2025. In determining the percent of common stock owned by a person or entity on October 10, 2025, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days of October 10, 2025 upon the exercise of stock options, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on October 10, 2025 and (ii) the total number of shares that the beneficial owner may acquire upon exercise of stock options within 60 days October 10, 2025. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o SCWorx Corp., 100 S Ashley Dr, Suite 100 Tampa, FL 33602.

MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by email at ir@scworx.com.

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ Timothy A. Hannibal
Timothy A. Hannibal
Chief Executive Officer and Director

Tampa, Florida

November __, 2025

SCWORX CORP.

ANNUAL MEETING OF SHAREHOLDERS

December 8, 2025

PROXY CARD

THE FOLLOWING PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SCWORX CORP.

The undersigned stockholder of SCWorx Corp. (the “Company”) hereby appoints Timothy A. Hannibal, as proxy and attorney of the undersigned, for and in the name(s) of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of the Company (the “Shareholders Meeting”) to be held on at 9:00 AM eastern on December 8, 2025, at the Regus conference room at 35 Village Rd, Suite 100 Middleton, MA 01949 , and any adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Shareholders Meeting with all powers possessed by the undersigned if personally present at the Shareholders Meeting, including, without limitation, to vote and act in accordance with the instructions set forth below. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and revokes any proxy heretofore given with respect to such meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED BELOW. IF THIS PROXY CARD IS EXECUTED BUT NO INSTRUCTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH NOMINEE IN PROPOSAL NO. 1, “FOR” PROPOSAL NO. 2, “FOR” PROPOSAL NO. 3, “FOR” PROPOSAL NO. 4, “FOR” PROPOSAL NO. 5, “FOR” PROPOSAL NO. 6, “FOR” PROPOSAL NO. 7, and “FOR” PROPOSAL NO. 8.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

SCWORX CORP.

December 8, 2025

If you have not voted by internet, please sign, date and mail your proxy card in the envelope provided as soon as possible.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF
THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2, 3, 4, 5, 6, 7 AND 8.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE
MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Shareholders Meeting.

1.	Proposal No. 1 — To elect four directors to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified:
FOR ALL NOMINEES Tim Hannibal Troy Kirchenbauer Vincent Matozzo Michael Burke
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT ☐ Troy Kirchenbauer ☐ Vincent Matozzo ☐ Tim Hannibal ☐ Michael Burke
2.	Proposal No. 2 — To consider and vote, on a non-binding, advisory basis, upon the compensation of those of our executive officers listed in the Summary Compensation Table appearing elsewhere in this proxy statement, or our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	Proposal No. 3 — To ratify the selection of Astra Audit & Advisory, LLC, as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	Proposal No. 4 – A proposal to authorize for purposes of complying with Nasdaq Listing Rule 5635(d) (“Nasdaq Rule 5635(d)”), the issuance of shares of Company common stock, $0.001 par value (“Common Stock”), upon exercise of all the common stock purchase warrants (including the issuance of shares of Common Stock upon the operation of anti-dilution and other adjustment provisions contained in such warrants), issued pursuant to the terms of that certain Securities Purchase Agreement, dated January 21, 2025, by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of the number of outstanding shares of Common Stock, at prices below the Minimum Price, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

	5.	Proposal No. 5 — A proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.001 per share (“Common Stock”) upon exercise of the Company’s Series A common stock purchase warrants (the “Series A Warrants”), issued to certain holders (each, a “Holder”) pursuant to certain warrant inducement agreements, dated as of September 17, 2025, by and between the Company and each Holder, in an amount equal to or in excess of 20% of the number of outstanding shares of Common Stock, at prices below the Minimum Price, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐
	6.	Proposal No. 6 — A proposal to authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our common stock, par value $0.001 per share (“Common Stock”) upon (i) conversion of up to $1,500,000 in convertible promissory notes and (ii) exercise of common stock purchase warrants to purchase up to 30,000,000 shares of Common Stock to be issued by us, on substantially the same terms as the convertible promissory notes and common stock purchase warrants issued pursuant to the Securities Purchase Agreement, dated January 21, 2025, except for the terms described herein, to be entered into pursuant to the terms of a Securities Purchase Agreement at a future date (the “Issuance Proposal”), by and among the Company and the investors named therein, in an amount equal to or in excess of 20% of our Common Stock outstanding before the issuance of such stock and at prices below the Minimum Price, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐
	7.	Proposal No. 7 — A proposal to authorize and approve an amendment to the Company’s certificate of incorporation to increase the total number of authorized shares of the Company to 155,000,000, of which 150,000,000 would be authorized common shares, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	8.	Proposal No. 8 — A proposal to authorize and approve the adoption of the Company’s 2025 Equity Incentive Plan, all as more fully described in the accompanying Proxy Statement	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature of stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annex A

SCWORX CORP.

2025 EQUITY INCENTIVE PLAN

1.	PURPOSE

The 2025 Equity Incentive Plan (the “Plan”) is intended to promote the best interests of SCWorx Corp. and its stockholders by (i) assisting the Company in the recruitment and retention of persons with ability and initiative, (ii) providing an incentive to such persons to contribute to the growth and success of the Company’s business by affording such persons equity participation in the Company and (iii) associating the interests of such persons with those of the Company and its stockholders. The Plan permits the grant of lncentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.	DEFINITIONS

As used herein, the following definitions will apply:

(a)	“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)	“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)	“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)	“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Change in Control” means the occurrence of any of the following events:

(i)	A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)	A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)	A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)	“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)	“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)	“Common Stock” means the common stock of the Company.

G)	“Company” means SCWorx Corp., a Delaware corporation, or any successor thereto.

(k)	“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act.

(I)	“Director” means a member of the Board.

(m)	“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non- discriminatory standards adopted by the Administrator from time to time.

(n)	“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)	“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(iii)	For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement on Fonn S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock; or

(iv)	In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)	“Fiscal Year” means the fiscal year of the Company.

(s)	“Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)	“Inside Director” means a Director who is an Employee.

(u)	“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)	“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)	“Option” means a stock option granted pursuant to the Plan.

(x)	“Outside Director” means a Director who is not an Employee.

(y)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)	“Participant” means the holder of an outstanding Award.

(aa)	“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)	“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(cc)	“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)	“Plan” means this 2025 Equity Incentive Plan.

(ee)	“Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(ff)	“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(gg)	“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(hh)	“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ii)	“Section 16(b)” means Section 16(b) of the Exchange Act.

(jj)	“Service Provider” means an Employee, Director or Consultant.

(kk)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(11)	“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(mm)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	STOCK SUBJECT TO THE PLAN

(a)	Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 3,000,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)	Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a).

(c)	Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	ADMINISTRATION OF THE PLAN

(a)	Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section l 62(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section l 62(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b- 3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule l 6b-3.

(iv)	Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)	Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of Shares to be covered by each Award granted hereunder;

(iv)	to approve forms of Award Agreements for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)	to institute and determine the terms and conditions of an Exchange Program;

(vii)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)	to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)	to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi)	to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)	to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c)	Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.	ELIGIBILITY

Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers and Employees. Incentive Stock Options may be granted only to Employees.

6.	STOCK OPTIONS

(a)	Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)	Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (l 0) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)	Option Exercise Price and Consideration.

(i)	Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)	In the case of an Incentive Stock Option: (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; and (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)	In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)	Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)	Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)	Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws; (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)	Exercise of Option.

(i)	Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)	Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)	Disability of Participant. Ifa Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)	Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.	RESTRICTED STOCK

(a)	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)	Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, if any, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)	Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)	Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)	Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)	Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)	Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)	Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.	RESTRICTED STOCK UNITS

(a)	Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator detern1ines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)	Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)	Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)	Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)	Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.	STOCK APPRECIATION RIGHTS

(a)	Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)	Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)	Exercise Price and Other Tenns. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)	Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)	Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)	Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying: (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	PERFORMANCE UNITS AND PERFORMANCE SHARES

(a)	Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)	Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)	Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)	Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)	Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)	Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.	OUTSIDE DIRECTOR LIMITATIONS

Subject to the provisions of Section 14 of the Plan, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 500,000 Shares.

12.	LEAVES OF ABSENCE/TRANSFER BETWEEN LOCATIONS

Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.	TRANSFERABILITY OF AWARDS

Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.	ADJUSTMENTS; DISSOLUTION OR LIQUIDATION; CHANGE IN CONTROL

(a)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limit in Section 11 of the Plan.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction. In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance- based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period. For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)	Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15.	TAX

(a)	Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)	Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)	Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

16.	NO EFFECT ON EMPLOYMENT OR SERVICE

Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.	DATE OF GRANT

The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.	TERM OF PLAN.

Subject to Section 22 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term often (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19.	AMENDMENT AND TERMINATION OF THE PLAN

(a)	Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)	Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)	Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.	CONDITIONS UPON ISSUANCE OF SHARES

(a)	Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)	Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.	INABILITY TO OBTAIN AUTHORITY

The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.	STOCKHOLDER APPROVAL

The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.